Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-268501) of Bit Origin Ltd of our report dated December 26, 2024 and its subsidiaries which appears in this Form 20-F.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as experts in matters of accounting and auditing.

San Mateo, California	/s/ WWC, P.C.
December 26, 2024	Certified Public Accountants
PCAOB ID: 1171